UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

CLECO CORPORATE HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Donahue Ferry Road
     Pineville, Louisiana                            71360-5226
(Address of principal executive offices)                         (Zip Code)
Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 24, 2026, Cleco Corporate Holdings LLC (“Cleco Holdings”) entered into a term loan agreement under which it borrowed $250.0 million (the “Credit Agreement”). Cleco Holdings intends to use the term loan borrowings to repay at maturity all of the outstanding Cleco Holdings senior notes due May 1, 2026. Under the Credit Agreement, Cleco Holdings is required to maintain total indebtedness (not including securitization indebtedness) less than or equal to 65% of total capitalization. The borrowing costs under the Credit Agreement are currently equal to SOFR plus 1.500% or ABR plus 0.500%. The Credit Agreement includes customary covenants, representations and warranties, and generally has similar terms to Cleco Holdings’ existing revolving credit agreement.
The foregoing description of the Credit Agreement and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.1	Term Loan Agreement, dated as of April 24, 2026, by and among Cleco Corporate Holdings LLC, the lenders party thereto and Regions Bank, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATE HOLDINGS LLC

Date: April 29, 2026	By:	/s/ Samuel Kennedy
Samuel Kennedy
Controller and Chief Accounting Officer